Exhibit 99.1

Vroom Announces Appointment of Chief Operating Officer

Tom Shortt appointed in newly-created role at Vroom

NEW YORK – (BUSINESS WIRE)—Dec. 16, 2021 – Vroom, Inc. (Nasdaq:VRM), a leading ecommerce platform for buying and selling used vehicles (the “Company”), today announced the appointment of Thomas Shortt as Chief Operating Officer, effective January 3, 2022.

Since 2018, Mr. Shortt has served as Senior Vice President at Walmart, where he developed a comprehensive ecommerce supply chain strategy and led improvements through advanced analytics, processes, and systems. Prior to his time at Walmart, he held senior leadership roles overseeing supply chain, fulfillment and logistics, with an emphasis on change management and business transformation, at Home Depot, ACCO Brands, Unisource, Fisher Scientific and Office Depot.

As Chief Operating Officer, which is a new role at Vroom, Mr. Shortt will report to CEO Paul J. Hennessy and lead key supply chain and cross-functional operations, including acquisitions, reconditioning, logistics, sales-support, customer experience and growth operations.

Mr. Hennessy commented, “Tom is a transformational leader and proven change agent with deep experience in supply chain and logistics management. As an innovative and seasoned executive who relies on data and analytics to drive execution, I am confident Tom will be a tremendous asset as we continue to manage our growth, scale our operations, execute our strategic plan, and pursue our path to profitability. I am delighted to welcome Tom to the Vroom team.”

“I am excited to join the Vroom team as COO and look forward to using my experience in supply chain management and business transformation to help Vroom build on its success, execute its growth plan and drive operational improvements across the organization,” said Mr. Shortt.

About Vroom Inc.:

Vroom is an innovative, end-to-end ecommerce platform designed to offer a better way to buy and a better way to sell used cars. The Company’s scalable, data-driven technology brings all phases of the car buying and selling process to consumers wherever they are and offers an extensive selection of used cars, transparent pricing, competitive financing, and at-home pick-up and delivery. Vroom is based in New York and Houston and also operates the Texas Direct Auto and CarStory brands.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-

Exhibit 99.1

looking statements in this press release, please see the risks and uncertainties identified under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) and our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC, as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC website at www.sec.gov and on our Investor Relations website at ir.vroom.com. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. Vroom undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

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Investor Relations:

Vroom

Allen Miller

investors@vroom.com

Media Contact:

Moxie Communications Group

Alyssa Galella

vroom@moxiegrouppr.com